EXHIBIT 10.5

MATRIX SERVICE COMPANY

STOCK OPTION AGREEMENT

This Agreement is effective as of «GrantDate», among Matrix Service Company, a Delaware corporation (the “Company”), «Optionee» (“Optionee”).

To carry out the purposes of the Matrix Service Company 2004 Stock Option Plan, as amended (the “Plan”), to which this Agreement is expressly subject, by affording Optionee the opportunity to purchase shares of Common Stock, par value $0.01 per share, of the Company (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Optionee hereby agree as follows:

1. Grant of Option. The Company hereby grants to Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of «NumberofShares» shares of Stock, on the terms and conditions set forth herein and in the Plan, a copy of which is attached hereto as Exhibit A and is incorporated herein by reference. It is intended that the Option qualify as an “incentive stock option” within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”).

The Option, if not previously exercised, shall expire and not be exercisable after the expiration of ten (10) years from the date of grant hereof, unless earlier terminated as provided below.

2. Purchase Price. The purchase price of Stock purchased upon exercise of the Option shall be «PurchasePrice» per share, which has been determined to be not less than the fair market value of the Stock at the date of grant of the Option.

3. Exercise of Option. Subject to the earlier expiration of the Option as herein provided and subject to the terms and conditions contained herein, the Option may be exercised, by written notice (which complies in all respects with the provisions of this Agreement) to the Company as its principal executive office addressed to the attention of the Secretary of the Company, at any time and from time to time on and after «GrantDate», such exercise to be effective at the time of receipt of such written notice at the Company’s principal executive office during normal business hours, but any exercise of the Option must be for a minimum of 100 shares of Stock and the Option shall only be exercisable in accordance with the attached schedule.

Optionee (or the person permitted to exercise the Option in the event of Optionee’s death) shall be and have all of the rights and privileges of a shareholder of record of the Company with respect to shares acquired upon exercise of the Option, effective upon such exercise.

Further, and notwithstanding anything herein to the contrary, the Compensation Committee of the Board of Directors (“the Committee”) may, in its sole discretion, at any time or times (i) treat the exercise of all or part of the Option then being exercised as the exercise of a stock appreciation right or (ii) cancel all or part of the Option, whether or not then exercisable, by treating such cancellation as being the exercise of a stock appreciation right. In the event the Committee takes such action, the Company shall compute an amount (the “Appreciation Amount”) equal to the excess (if any) of the aggregate fair market value of the number of shares of Stock with respect to which this Option is deemed “exercised” over the aggregate purchase price of such number of shares as a stock appreciation right and the Company shall pay to the Optionee, in lieu of his purchasing such number of shares or retaining the option with respect to such shares (as the case may be), cash equal to the Appreciation Amount, less any applicable withholdings required for federal, state or local tax purposes.

4. Payment of Exercise Price. The purchase price of shares as to which the Option is exercised shall be paid in full at the time of exercise in cash.

5. Non-Transferability. The Option may not be transferred by Optionee otherwise than by will or the laws of intestate successio

6. Termination of Employment. If the Optionee’s employment is terminated for “cause” (defined below), the Option shall automatically expire simultaneously with such termination. In the event of voluntary termination of Optionee’s employment or termination by the Company for no reason or for any reason other than “cause”, the Option may be exercised by the Optionee at any time within the three-month period commencing on the day next following such termination. For purposes of this Section 6, “cause” shall mean:

(i) final conviction of the Optionee of a felony under the laws of the United States or any state thereof which results or was intended to result directly or indirectly in gain or personal enrichment by the Optionee at the expense of the Company;

(ii) participation by the Optionee as an employee, officer or principal shareholder in any business engaged in activities in direct competition with the Company without the consent of the Company; or

(iii) gross and willful inattention to Optionee’s duties for a continuous period of three months other than due to Optionee’s total physical disability, or another cause reasonably beyond the control of Optionee, which inattention to duty has a material adverse effect on the Company.

In the event that Optionee’s employment with the Company shall terminate due to death or permanent disability of the Optionee (as determined under the standards of the Company’s long-term disability program or, if no such program is in effect, as determined by the Committee) (each of such two events being an “Acceleration Termination), all of the remaining shares then subject to the Option held by Optionee shall immediately vest in full and the Option as so accelerated may be exercised by the Optionee (or his estate, personal representative or beneficiary) at any time within the three-month period commencing on the day next following such Acceleration Termination (or if the Optionee dies or becomes disabled within the three-month period commencing on the day next following the Acceleration Termination, within the next succeeding three months following such death or disability) to the full extent of all shares remaining subject to the Option on the day immediately prior to the Acceleration Termination.

In the event that Optionee’s employment with the Company shall terminate due to the retirement of Optionee on or after reaching age 65 (or if prior to age 65, with the consent of the Committee), the Option may be exercised by Optionee (or his estate, personal representative or beneficiary) at any time within the three-month period commencing on the day next following such termination (or if the Optionee dies or becomes disabled within the three-month period following his retirement, within the next succeeding three months following such death or disability) to the full extent that Optionee was entitled to exercise the Option on the day immediately prior to such termination. The Committee shall determine whether, for purposes of the Plan, any termination of employment is due to permanent disability. The Committee shall determine whether an authorized leave of absence on military or government service or for other reasons shall constitute a termination of employment.

The Committee may, in its discretion, (i) accelerate the exercisability of all or part of an Option that is not otherwise exercisable or (ii) provide that an Option shall remain outstanding and be exercisable following termination of employment (or other specified events in the case of non-employees) on such other terms and conditions as the Committee shall approve.

7. Withholding of Tax. To the extent that the exercise of the Option is a taxable event with respect to which the Company has a duty to withhold for federal or state income tax purposes, Optionee shall pay to the Company at the time of such exercise (or such other time as the law permits if Optionee is subject to Section 16(b) such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee any tax required to be withheld by reason of such resulting compensation income or otherwise refuse to issue or transfer any shares otherwise required to be issued pursuant to the terms hereof.

8. Status of Stock. Until the shares of Stock acquirable upon the exercise of the Option have been registered for issuance under the Securities Act of 1933, as amended (the “Act”), the Company will not issue such shares unless the Optionee provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company’s counsel, to the effect that the proposed issuance of such shares to the holder of the Option may be made without registration under the Act. If exemption from registration under the Act is available upon an exercise of the Option, Optionee (or the person permitted to exercise this option in the event of Optionee’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

Unless the offering, sale and delivery of shares of Stock acquirable upon exercise of the Option have been registered and continue be registered at the date of exercise hereof under the Act, Optionee agrees that the shares of Stock which Optionee acquires by exercising the Option shall be acquired for investment without a view to distribution, within the meaning of the Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the act and any applicable state securities laws. Optionee also agrees that the shares of Stock which Optionee may acquire by exercising the Option will not be sold or disposed of in any manner which would constitute a violation of any other applicable securities laws, whether federal or state.

Optionee further agrees that the Option granted herein shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase or issuance of shares hereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably accepted to the Board.

9. Employment Relationship. For purposes of this Agreement, Optionee, if an employee, shall be considered to be in the employment of the Company as long as Optionee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 425 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation. Any question as to whether and when there has been a termination of such employment, for purposes of this Agreement, and the cause of such termination, for purposes of this Agreement, shall be determined by the Committee, and its determination shall be final. Nothing herein shall give Optionee any right to continued employment or affect in any manner the right of the Company or any subsidiary or parent corporation to terminate the employment of Optionee.

10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee. This Agreement and all actions taken shall be governed by and constructed in accordance with the laws of the State of Delaware. In the event of conflict between this Agreement and the Plan, the terms of the Plan shall control. The Committee shall have authority to construe the terms of this Agreement, and the Committee’s determinations shall be final and binding on Optionee and the Company.

«Optionee» - Information included in the Notice of Grant of Stock Options and Option Agreement

MATRIX SERVICE COMPANY

By:
Optionee		Authorized Officer